PLACEMENT AGREEMENT

                                    between

                        ROYAL ALOHA DEVELOPMENT COMPANY

                                      and

                       FIRST FINANCIAL EQUITY CORPORATION

                                  Dated as of

                                 March 20, 1998

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                        ROYAL ALOHA DEVELOPMENT COMPANY

                                   $9,200,000

                               Subordinated Notes

                              PLACEMENT AGREEMENT

                                                                  March 20, 1998

First Financial Equity Corporation
3101 North Central, Suite 1030
Phoenix, Arizona 85012
Attn: James Barron

Dear Mr. Barron:

                   Pursuant to this Placement Agreement ("Agreement"), Royal Aloha Development Company (the "Company") confirms its agreement with you ("Placement Agent") to act as the Company's agent to offer for sale for the Company's account (the "Offering") up to $9,200,000 of Subordinated Notes of-the Company (the "Notes") in Arizona and Texas as follows:

                   1. The Prospectus. On or before the Commencement Date (as defined below), the Company will deliver to you a final Prospectus for use in the sale of the Notes (the "Prospectus") prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act'% the Securities Exchange Act of 1934 (the "Exchange Act"), the securities laws of each state in which the Notes will be offered and sold, and the rules and regulations promulgated thereunder (collectively, the "Securities Laws").

                   2.  Purchase, Delivery and Sales of the Notes.

                           2.1  Subject to  the terms  and  conditions  of  this
Agreement, and on the basis of the representations, warranties and agreements herein contained, the Company employs Placement Agent to sell the Notes in Arizona and Texas for the Company's account during the period commencing on the date (the "Commencement Date") upon which the Company's registration statement on Form SB-2 is declared effective by the Securities and Exchange Commission ("SEC") and ending at the close of business on the 90th day after the Commencement Date, (except that this period may be extended for up to two additional successive 90-day periods by the Company) (the "Offering Period") upon the terms to be determined and set forth in the Prospectus. The Company

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will also file the Form SB-2,  together with this  Agreement,  with the NASD (as defined in Section 3.1). Placement Agent agrees to use its best efforts as agent of the Company to sell the Notes promptly after the commencement of the Offering, but Placement Agent shall not have any obligation or commitment to engage in any particular selling activities except to use best efforts to identify prospective purchasers of the Notes. This is a "best efforts" and not a "firm commitment" placement and Placement Agent has no obligation or commitment to purchase or sell any of the offered Notes.

                            2.2 The Company  agrees  to  pay Placement  Agent  a
sales commission of 4.2% of the gross proceeds from the sale of Notes to Royal Aloha Vacation Club members and a commission of 6.0% of the gross proceeds from the sale of Notes to all other investors.

                            2.3 All funds  collected  by  Placement  Agent  from
prospective purchasers of the Notes must be deposited in an escrow account maintained by First Trust of California, N. A., as escrow agent. The commission payable by the Company to Placement Agent will be paid out of the escrow account immediately after Closing. If Closing does not occur by the end of the Offering Period, amounts deposited in the escrow account will be returned to investors, and the Company will pay to Placement Agent a fixed fee of $2,500 from its own funds. Payment of the commission and delivery of and payment for the Notes shall take place at the office of Lewis and Roca, Phoenix, Arizona, (or at any other place designated by agreement between Placement Agent and the Company) at such time and date as Placement Agent and the Company may agree upon in writing. Such time and date of payment and delivery (the "Closing Date") shall be not later than 270 days after the Commencement Date.

                            2.4  The   Company   will   make  any   certificates
representing the Notes to be purchased hereunder available to Placement Agent for checking at least two full business days prior to the Closing Date. Any such certificates shall be in such names and denominations as Placement Agent requests at least four full business days prior to the Closing Date.

                   3.       Offering of Notes and Use of Prospectus.

                            3.1 Placement Agent shall offer the Notes only to
residents of Arizona and Texas, in a manner so as to comply with the Securities Laws upon the terms set forth in this Agreement. Such solicitation activities shall be conducted in accordance with this Agreement, the Securities Laws and the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD").

                            3.2 The Company  authorizes  Placement  Agent to use
the Prospectus, as amended or supplemented from time to time, in connection with the sale of the Notes and in accordance with the provisions of the Securities Laws.

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                            3.3  Placement  Agent will  provide the Company with
adequate assurances that all subscribers of the Notes will satisfy the suitability requirements set forth in the Prospectus and imposed as a condition of registration of the Notes under the securities laws of the State of Arizona and the State of Texas (the "Suitability Requirements") set forth under the headings, "Arizona Investor Qualifications" and "Texas Investor Qualifications" in the Prospectus.

                  4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Placement Agent as follows:

                            4.1 (a) At all times during the Offering Period the
Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Securities Laws and will in all material respects comply with the requirements of the Securities Laws; and (b) neither the Prospectus nor any amendments or supplements thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representations, warranties or agreements made hereunder will be applicable to information contained in or omitted from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of Placement Agent specifically for use in the preparation thereof.

                            4.2 The Company has been duly formed  under the laws
of the State of Nevada, with power and authority to conduct such business as permitted by applicable Nevada law.

                            4.3  This   Agreement  has  been  duly  and  validly
authorized, executed and delivered by the Company and constitutes a valid and binding agreement, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by Securities Laws.

                            4.4 The Company is not in violation of its  articles
of incorporation or other similar governing instruments, or in default in the performance or observance of any obligation, agreement, or condition contained in any bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which it is a party or by which it or any material portion of its properties may be bound or in violation of any law, ordinance, government rule or regulation, or court decree to which it is subject except to the extent any such defaults or violations, alone or in the aggregate, would not materially affect the Company or its business.

                           4.5  The execution and delivery of this Agreement and
the consummation of the transactions  contemplated  herein and in the Prospectus

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and  compliance  with the terms of this  Agreement  will not conflict  with,  or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to any agreement, indenture or other instrument to which the Company is a party or by which the Company or any material portion of its properties or assets may be bound, nor will such action result in the material violation by the Company of any of the provisions of its articles of incorporation or other similar governing instruments, or any violation of any law, rule, administrative regulation, or decree of any governmental instrumentality or court having Jurisdiction over the Company.

                           4.6 No consent,  approval,  authorization or order of
any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated.

                           4.7 Upon   acceptance   of   subscriptions   therefor
effective at Closing, the Notes will be validly issued and outstanding.

                           4.8 There is not now pending or, to the knowledge  of
the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body, which might result in any material adverse change in the condition (financial or otherwise), business or prospects of the Company or might materially and adversely affect the properties or assets of the Company.

                           4.9 The  Company has obtained  all licenses,  permits
and other governmental authorizations to its knowledge currently required for the conduct of its business as now being conducted or as proposed to be conducted and the Company has in all material respects complied therewith.

                  5. Covenants of the Company. The Company covenants and agrees with Placement Agent that:

                           5.1 The Company will not at any time amend the
Prospectus without advising Placement Agent and furnishing Placement Agent with a copy of its proposed amended Prospectus or in a manner which is not in compliance with the Securities Laws.

                           5.2 As soon as the  Company is advised  thereof,  the
Company will advise Placement Agent of the receipt of any request made by any governmental authority for additional information with respect to the Prospectus or the issuance of any order or of the entry of any judgment, order, injunction, or decree enjoining, restraining, barring or limiting the distribution or the use of the Prospectus, or of the institution of any proceedings for any of the foregoing purposes, and will use reasonable efforts to prevent the issuance of any such order and, if issued, to obtain as soon as possible the lifting or dismissal thereof.

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                            5.3 The Company  authorizes  Placement  Agent to use
the Prospectus in connection with the offering and sale of the Notes for such period as in the reasonable opinion of Placement Agent's counsel is required to comply with the applicable provisions of the Securities Laws. The Company will prepare promptly upon Placement Agent's request, any such amendments or supplements to the Prospectus and take any other action as, in the opinion of Placement Agent's counsel, may be necessary or advisable in connection with the offering and sale of the Notes.

                            5.4 In case of the  happening  of any event of which
the Company has knowledge and which materially affects the Company or its securities, or which should be set forth in an amendment of or a supplement to the Prospectus in order to make the statements therein not misleading in light of the circumstances then existing, or in case it shall be necessary to amend or supplement the Prospectus to comply with the Securities Laws or any other law, the Company will forthwith prepare and furnish to Placement Agent copies of an amended Prospectus or of a supplement to be attached to the Prospectus, in such quantities as Placement Agent may reasonably request, in order that the Prospectus, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Prospectus, in the light of circumstances under which they are made, not misleading. The preparation and furnishing of any such amendment or supplement to the Prospectus shall be without expense to Placement Agent.

                            5.5 The Company  will to  the  best of  its  ability
comply with the Securities Laws so as to permit the continuance of sales of the Notes.

                            5.6 Subject to the  limitation  contained in Section
11, the Company will deliver to Placement Agent as many copies of the Prospectus, in final form, and as thereafter amended or supplemented, as Placement Agent may from time to time reasonably request.

                    6.      Representations,   Warranties   and   Covenants   of
Placement Agent.

                            6.1 Best Efforts. Placement Agent shall use its best
efforts  to  find   purchasers  for  the  Notes  who  satisfy  the   Suitability
Requirements.

                            6.2 Manner of the  Offering.  Placement Agent  shall
offer the Notes and, as to any Notes which may be sold, shall sell such Notes, on behalf of the Company in accordance with the Securities Laws.

                            6.3 Authorization.  This  Agreement  has  been  duly
authorized, executed and delivered by Placement Agent and constitutes the valid, legal and binding agreement of Placement Agent, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or

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affecting the rights of creditors  generally or by general equitable  principles and except as the enforcement of indemnification provisions may be limited by Securities Laws.

                            6.4 Breach of Other  Agreements Affecting  Placement
Agreement. The execution and delivery of this Agreement, and fulfillment of the terms set forth herein, and the consummation of the transactions contemplated hereby, will not violate or result in a breach of, or constitute a default under, or conflict with or cause any acceleration of any obligation with respect to (a) any note, indenture. agreement or other instrument by which Placement Agent is bound, (b) the governing instruments of Placement Agent or (c) any law, rule, regulation or order of any court or other governmental agency or body having jurisdiction over Placement Agent.

                            6.5 Registration as  Broker-Dealer.  Placement Agent
is a member in good standing of NASD, is registered as a broker-dealer under the Securities Exchange Act of 1934, is registered under the securities or blue sky laws of Arizona, has filed all documents necessary to become registered under the securities or blue sky laws of Texas and will be so registered prior to offering the Notes for sale in Texas. There are no pending or threatened actions or proceedings against Placement Agent and no pending disciplinary actions brought against Placement Agent by the SEC, NASD or any agency of any state.

                            6.6  Materials.  Placement Agent will use no written
material in connection with Placement Agent's activities hereunder other than the Prospectus and such other material as the Company may approve in writing, and Placement Agent will make no representations in offering the Notes for sale other than those contained in the Prospectus and such other material as the Company may approve in writing.

                            6.7 Reasonable   Beliefs.   Immediately    prior  to
submitting any subscription for Notes for acceptance, Placement Agent will reasonably believe, based upon its review of the purchaser questionnaire with each prospective investor, that the subscriber meets the Suitability Requirements.

                            6.8 General Solicitation.  Placement Agent  will not
make any offer of Notes by any, form of solicitation or advertising in violation of the Securities Laws.

                            6.9 Actions.  Placement  Agent will take such action
or refrain from taking such action as the Company may reasonably request in order to comply with all applicable Securities Laws, including Placement Agent's using its best efforts to cause offerees and subscribers to execute and deliver such additional documents and instruments as the Company may reasonably require.

                            6.10 Access to  Information.  Placement  Agent will:
(a) maintain all Subscription Documents and other materials used by Placement Agent to ascertain the satisfaction of the criteria enumerated herein for

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offerees and subscribers,  for a period of at least five years from the close of escrow; and (b) make such material available to the Company upon request.

                            6.11 Amendments  and  Supplements.  Placement  Agent
shall promptly deliver each amendment or supplement to the Prospectus furnished to Placement Agent (a) to all offerees who are then being or are thereafter solicited by Placement Agent and (b) to each person who has subscribed for Notes (through the efforts of Placement Agent) prior to his or her receipt of such amendment or supplement, obtaining from such person, if deemed necessary by Placement Agent's counsel or counsel to the Company, a confirmation of his or her subscription as a condition to acceptance thereof by the Company.

                  7. Conditions of the Placement Agent's Obligations. The obligations of Placement Agent are subject to the accuracy (as of the date hereof, and as of the Closing Date) of and compliance with the representations and warranties of the Company, the performance by the Company of its agreements and obligations hereunder and the following additional conditions:

                            7.1 The Prospectus shall have been delivered to
Placement Agent by the Company for use in offering the Notes and no order enjoining, restraining, barring, or limiting the distribution or use of the Prospectus shall have been issued by any governmental authority having jurisdiction and no proceeding for that or any similar purpose shall have been instituted or shall be pending.

                            7.2 On the Closing Date  Placement  Agent shall have
received a certificate, signed by the Principal of the Company and dated as of the Closing Date, to the effect, to the best knowledge of the Company, that with regard to the Company each of the conditions set forth in Section 7.4 has been satisfied.

                            7.3 All proceedings and other legal matters relating
to this Agreement, and other related matters shall be satisfactory to or approved by Placement Agent's counsel.

                            7.4 At the  Closing  Date,  (a) the  representations
and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on and as of such Closing Date and the Company shall have performed all of its obligations hereunder; (b) neither the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in light of the circumstances under which they were made to make the statements therein not misleading; (c) there shall have been since the respective dates as of which information is given no event materially and adversely affecting the Company, except changes which the Prospectus indicates might occur after the date of the Prospectus; (d) the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Prospectus;

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and (e) no action,  suit or  proceeding  at law or in equity shall be pending or threatened against the Company which would be required to be set forth in the Prospectus, and no proceedings shall be pending or threatened against the Company before or by any commission, board or administrative agency, wherein an unfavorable decision, ruling or finding would materially adversely affect the business, property, condition (financial or otherwise), results of operations or
general  affairs  or  prospects  of  the  Company  or  would  adversely   affect
transactions contemplated by this Agreement.

                           If  any  of  the  conditions  provided  for  in  this
Section 7 shall not have been fulfilled as of the date indicated, all obligations of Placement Agent under this Agreement may be canceled by notifying the Company of such cancellation in writing or by telecopy at or prior to the Closing Date.

                   8. Conditions of the Company's Obligations. The obligations of the Company to sell and deliver the Notes are subject to the accuracy (as of the date hereof and the Closing Date) of and compliance with the representations and warranties of Placement Agent, to the performance by Placement Agent of its agreements and obligations hereunder and to the following additional conditions:

                           8.1 Funding shall have been approved by lender(s) for
an interim construction loan for the Resort (as defined in the Prospectus) in the principal amount of at least $15,250,000.

                            8.2 The  Company  shall  be  satisfied  in its  sole
discretion with market conditions for the Project.

                           8.3 At  the  Closing  Date, no  order  affecting  the
registration of the Notes shall have been issued or any proceedings therefor initiated or threatened by any governmental authority having jurisdiction.

                           8.4 Payments for the Notes shall have been  deposited
into the escrow account and all conditions to the release of the funds (less commissions agreed upon) to the Company as set forth in the escrow agreement, if any, shall have been satisfied.

                  9.       Indemnification.

                           9.1 The Company agrees to indemnify and hold
harmless Placement Agent and each person, if any, who controls, within the meaning of the Securities Act of 1993, Placement Agent, against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which Placement Agent or such employees or controlling persons may become subject, under the Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (a) the Prospectus,

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as from time to time amended or  supplemented;  or (b) any  application or other document (in this Section 9 collectively called "Application") executed by the Company or based on written information furnished by or on behalf of the Company specifically for use in the preparation thereof filed in any jurisdiction in order to register or qualify or exempt the Notes under the Securities Laws thereof, or any amendment or supplement thereto; or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus or any Application, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by Placement Agent specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this section 9.1 shall not inure to the benefit of Placement Agent or any controlling person from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof with respect to the Prospectus if the Prospectus was not delivered to the purchaser in question and, had the Prospectus been so delivered to him, there would have been no liability to him by virtue of such untrue statements, alleged untrue statements, omissions, or alleged omissions. This indemnity will be in addition to any liability which the Company may otherwise have.

                            9.2  Placement  Agent agrees to  indemnify  and hold
harmless the Company against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company may become subject under the Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, any Application, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus, any Application, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by Placement Agent specifically for use in the preparation thereof; (ii) any oral solicitations of Placement Agent; or (iii) any violation by Placement Agent of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not based upon any violation by the Company of such law, rule, regulation or instruction. This indemnity will be in addition to any liability which Placement Agent may otherwise have.

                            9.3 Promptly  after receipt by an indemnified  party
under this Section 9 of notice of the commencement of any action (including any governmental investigations), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9,

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notify the indemnifying party of the commencement  thereof;  but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than as to the particular item for which indemnification is being sought under this Section 9. In case any such
action  is  brought  against  any  indemnified   party,   and  it  notifies  the
indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, with counsel satisfactory to the indemnifying party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action, provided that if the indemnified party is a member of the selling group or a person who controls any member of the selling group within the meaning of the Securities Act of 1933, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party or
(b) the named parties to any such action (including any impleaded parties) include both such member of the selling group or such controlling person and the indemnifying party and such member of the selling group or such controlling person shall have been advised by such counsel that there are one or more legal defenses available to the indemnifying party in conflict with any legal defenses which may be available to such member of the selling group or controlling person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such member of the selling group or such controlling person, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for Placement Agent and controlling persons, which firm shall be designated in writing by Placement Agent). No settlement of any action against an indemnified party shall be made without the consent of the indemnified party, which shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

                   10. Contribution. In order to provide for just and equitable contribution under the Securities Laws in any case in which (a) Placement Agent makes any claim for indemnification pursuant to Section 9 hereof but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 9 provide for

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

indemnification in such case, or (b) contribution under the Securities Laws may be required on the part of Placement Agent, then the Company and Placement Agent shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) in either such case (after contribution from others) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Placement Agent on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required in Section 9, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Placement Agent the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company for the Notes bear to the total underwriting commissions received by Placement Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Placement Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this
Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes were offered exceeds the amount of any damages which Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The foregoing contribution agreement shall in no way affect the contribution liabilities of any person having liability under Section 10 of the Securities Act of 1933, other than the Company and Placement Agent. As used in this Section 10, the term "Placement Agent" includes any person who controls Placement Agent within the meaning of Section 14 of the Securities Act of 1933. If the full amount of the contribution specified in this Section is not permitted by law, then Placement Agent and each person who controls Placement Agent shall be entitled to such contribution from the Company and its controlling persons to the full extent permitted by law.

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

                   11. Costs, Expenses and Fees. The Company will pay all costs and expenses incident to the performance of this Agreement by the Company, including but not limited to the fees and expenses of counsel to the Company; the costs and expenses incident to the preparation, printing and distribution of the Prospectus and all filing and other fees and expenses, and Company will reimburse Placement Agent for postage expenses in connection with marketing activities, filing and other fees and expenses not to exceed $2,500. The Company shall pay any and all transfer taxes on sales hereunder, but shall not be required to pay any of Placement Agent's expenses other than as herein set forth.

                   12. Effective Date. This Agreement shall become effective March 20, 1998, and all references to the date of its effectiveness or execution shall be deemed to refer to such date.

                   13.      Termination.

                            13.1 This  Agreement,  except for Sections 9, 10, 11
and 14 hereof, may be terminated at any time prior to the Closing Date by Placement Agent if in its Judgment it is impracticable to offer the Notes for sale by reason of (a) the Company having sustained a loss material to the Company whether or not insured, by reason of fire, earthquake, flood, accident or other calamity, or from any labor dispute or court or government action, order or decree, (b) material governmental restrictions having been imposed on trading securities generally (not in force and effect on the date hereof), (c) a banking moratorium having been declared by federal, Arizona or Texas authorities, (d) an outbreak of major international hostilities or other national or international calamity having occurred, (e) the passage by the Congress of the United States or by any state legislative body of any act or measure, or the adoption of any orders, rules or regulations by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is likely to have a material adverse impact on the business, financial condition, prospects or financial statements of the Company or the market for the securities offered hereby, or (f) any material adverse change having occurred, since the respective dates as of which information is given in the Prospectus, in the condition of the Company (financial or otherwise), or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, which would make the offering or delivery of the Notes impracticable.

                            13.2 If Placement  Agent elects  to  terminate  this
Agreement as provided in this Section 13, the Company shall be promptly notified by Placement Agent, by telephone or telecopy, confirmed by letter.

                            13.3 This  Agreement, except for Sections  9, 10, 11
and 14 hereof, may be terminated at any time prior to the Closing Date by the Company if any material adverse change has occurred, since the respective dates as of which information is given in the Prospectus, in the condition of the Company (financial or otherwise), or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, which would, in the reasonable judgment of the Company and its counsel, make the offering or delivery of the Notes a violation of applicable Securities Laws.

                   14. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent, set forth in or made pursuant to this Agreement, will remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or the Company or any controlling person, and will survive delivery of and payment for the Notes.

                   15. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, if sent to the Placement Agent, will be mailed, delivered or telephoned and confirmed to Placement Agent at 3101 North Central, Suite 1030, Phoenix, Arizona 85012, Attn: James Barrons, with a copy to Gary Zwillinger, Morrison & Hecker, 2800 North Central, 16th Floor, Phoenix, Arizona 85004-1047, or if to the Company at Royal Aloha Vacation Club, Suite 212, 1505 Dillingham Boulevard, Honolulu Hawaii 96817, Attn: Jack Corteway, with copies to Scott DeWald, Lewis and Roca LLP, 40 North Central Avenue, Phoenix, Arizona 85004 and C. Parkson Lloyd, Ballard Spahr Andrews & Ingersoll, One Utah Center, Suite 1200, 201 South Main Street, Salt Lake City, Utah 84111.

                   16. Parties in Interest. This Agreement is made solely for the benefit of the Company and Placement Agent, their controlling persons, directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

                   17. Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                   18. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

                   19.   Counterparts.   This   Agreement   may  be   signed  in
counterparts by the respective parties.

                                         Very truly yours,

                                         ROYAL ALOHA DEVELOPMENT COMPANY




                                         /s/ Jack R. Corteway
                                         ----------------------------------
                                         Jack Corteway, President



Accepted as of the date first above written:

FIRST FINANCIAL EQUITY CORPORATION


BY: /s/ James R. Barrons
   -----------------------
     Its Principal

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